CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



SB Merger Corp
New York, New York

     We consent to the use in this Registration Statement on Form SB-2, Amendment Number 5, of our report dated January 19, 2001 relating to the balance sheet of SB Merger Corp. as of December 31, 2000 and the related statements of operations and cash flows for the period January 3, 2000 (inception) to December 31, 2000. We also consent to the reference to our firm under the caption "Experts" in the accompanying Prospectus.


                                              /s/ Feldman Sherb & Co., P.C.
                                              Feldman Sherb & Co., P.C.
                                              Certified Public Accountants

January 24, 2001
New York, New York